UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

iCap Vault 1, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-236458	N/A
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3535 Factoria Blvd. SE, Suite 600, Bellevue, WA	98006
(address of principal executive offices)	(zip code)

1 (425) 278-9030
(registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 30, 2021, iCap Vault 1, LLC (the “Company”) and Vault Holding, LLC, a wholly owned subsidiary of the Company (“Vault Holding” and together with the Company, the “Issuer”) purchased a secured promissory note (the “CS2 Note”) from CS2 Real Estate Development, LLC, a Washington limited liability company (“Borrower”) and a related party of the Company. The Note has an original principal amount of $2,000,000, bears interest at a rate of 12% per annum, and will mature on September 1, 2022, with provisions for Borrower to extend for up to two additional 3-month terms. The Note is secured by a Deed of Trust, Assignment of Leases And Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) of even date made by borrower, Vault Holding, and Old Republic Title, Ltd. (“Trustee”), as trustee, which secures real estate and personal property in the City of Renton, King County, State of Washington. The Deed of Trust contains provisions requiring Lender’s prior written consent to a transfer or further encumbrance of such property. The Note and the Deed of Trust may be assigned in whole or in part, and Borrower agrees to provide any information reasonably requested by a proposed assignee.

On October 15, 2021, iCap Vault 1, LLC (the “Company”) and Vault Holding, LLC, a wholly owned subsidiary of the Company (“Vault Holding” and together with the Company, the “Issuer”) entered into a Purchase Agreement (the “Purchase Agreement”) with iCap Brislawn, LLC (“Seller”), a related party of the Company, for that certain Promissory Note dated December 26, 2019 and made by Hultquist Homes, Inc. in favor of Seller, as amended by Amendment to Promissory Note dated effective as of June 1, 2020, and Second Amendment to Promissory Note dated August 4, 2020 (collectively the “Hultquist Note”). The unpaid aggregate amount under the Hultquist Note is $1,069,895.00, which is the purchase price for the Hultquist Note under the Purchase Agreement. The Hultquist Note is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the “Hultquist Deed of Trust”) recorded in the office of the King County Recorder as Document No. 20191230001962, as amended by First Amendment to Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the “First Amendment”) recorded as aforesaid as Document No. 20200707001460, and Second Amendment to Deed of Trust, Security Agreement, Assignment of Leases and Rents and Leases and Fixture Filing (the “Second Amendment”) recorded as aforesaid as Document No. 20201203001064.

The foregoing descriptions of the CS2 Note, Deed of Trust and the Purchase Agreement do not purport to be complete and they are qualified in their entirety by the provisions of such documents incorporated herein by reference and filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

10.1	September 30, 2021 Secured Promissory Note from CS2 Real Estate Development
10.2	September 30, 2021 Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing
10.3	October 15, 2021 Purchase Agreement for Promissory Note and Deed of Trust between iCap Brislawn LLC and Vault Holdings LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

iCap Vault 1, LLC

Dated: November 12, 2021	/s/ Chris Christensen
By: Chris Christensen Its: Chief Executive Officer